Exhibit 10.21


                                                      [Translated from Spanish]
                                                           Madrid, May 17, 2005


                                 MEETING BETWEEN
                                 ---------------


      PARTY OF THE FIRST PART: Mr. RAMON EGURBIDE URIGOITIA, of legal age, with National Identity Card number 14824129-P, and residing at Calle Iparraguirre no. 34, Bilbao.

      PARTY OF THE SECOND PART: Mr. CARLOS DE FIGUEIREDO ESCRIBA, with National Identity Card number 50.432.216-R, of legal age, residing at Calle Tellez no. 30, Madrid, in the name of and in representation as proxy of GMAI AUCTENTIA CENTRAL DE COMPRAS, S.L., with Tax ID number B-83406462.

                                      STATE
                                      -----


1.- That on February 1, 2005, the worker Mr. RAMON EGURBIDE URIGOITIA and the firm GMAI AUCTENTIA CENTRAL DE COMPRAS, S.L. agreed to the substitution of the labor relationship of an indefinite nature which existed between the worker and the firm AFINSA BIENES TANGIBLES, S.A. on the basis of the contract in force at that time.

2.- As a consequence, Mr. RAMON EGURBIDE URIGOITIA and GMAI AUCTENTIA CENTRAL DE COMPRAS, S.L. have a labor relationship since February 1, 2005 as GMAI AUCTENTIA CENTRAL DE COMPRAS, S.L., has subrogated all the rights and obligations and Social Security of AFINSA BIENES TANGIBLES, S.A.

3.- That at the present time, both parties have considered establishing a new compensation for the services provided by Mr. RAMON EGURBIDE URIGOITIA, as well as including certain stipulations in the contract, whereby both parties, recognizing themselves as having sufficient and reciprocal legal ability to commit themselves,

                                      AGREE
                                      -----

FIRST.- That the compensation agreed upon for the services provided by Mr. RAMON EGURBIDE URIGOITIA (hereinafter, Mr. RAMON EGURBIDE), starting on the date of February 1, 2005, until the expiration of his contract, shall be the following:

      FIRST .- COMPENSATION:
      ----------------------

      A) CENTRAL DE COMPRAS shall pay Mr. RAMON EGURBIDE a salary of 200,000 Euro annually during the period from February 1, 2005 to November 30, 2005. This salary shall be increased, up to the amount of

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            215,000 Euro for the period including December 1, 2005, until
            November 30, 2006, and up to the amount of 230,000 Euro, for the period including from December 1, 2006 for the remainder of the duration of this contract.

      B) Relative to each fiscal year, CENTRAL DE COMPRAS shall pay Mr. RAMON EGURBIDE a cash bonus equal to 0.5 % of the Audited Profit before Taxes of the American company GMAI for said fiscal year (company belonging to the GMAI-Auctentia group), up to a maximum bonus of 50,000 Euro. In the event that this contract should expire prior to the end of a fiscal year, Mr. RAMON EGURBIDE shall have the right to receive a cash bonus equal to the sum of 0.5% of GMAI's Audited Profit before Taxes for said fiscal year (up to a maximum of 50,000
            Euro), proportionate to the actual work during the fiscal year then in force. The term "Audited Profit before Taxes" means GMAI's net income for the fiscal year before taxes on income, determined in accordance with generally accepted accounting principles, applied as determined by GMAI's independent auditors.

            The Bonus shall be immediately payable after GMAI's independent auditors have determined the amount of the Audited Profit before Taxes as demonstrated by a report issued by said auditors, but in no event later than two and a half months after the end of the calendar year in which said fiscal year ends. In the event that Mr. RAMON EGURBIDE's work should end prior to the end of a fiscal year, a pro-rated Bonus shall be paid no later than a month and a half after the end of the calendar year in which this termination occurs. In the event that the auditors' reports should not be available at the time that the Bonus is to be paid in virtue of this stipulation, the Bonus shall be calculated by CENTRAL DE COMPRAS in good faith basing itself on the information then available. For the purposes of determining the amount of the Bonus, the Audited Income before Taxes shall first be converted into Euro, using the type of exchange rate applicable on the business day immediately prior to the date of the report issued by the auditors.

            SECOND.- Both parties agree, that the set of stipulations which are reported hereafter are added to the existing labor contract between the parties:

        SECOND.-REIMBURSEMENT OF EXPENSES.
        ----------------------------------

        Upon delivery by RAMON EGURBIDE of receipts in accordance with CENTRAL DE COMPRAS' usual procedures, CENTRAL DE COMPRAS shall reimburse, with reasonable speed, RAMON EGURBIDE for all the reasonable and necessary expenses for trips, business entertainment, and other business expenses that RAMON EGURBIDE may have incurred relative to the fulfillment of his obligations in virtue of this Contract.

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        THIRD.- CONFIDENTIAL INFORMATION.
        ---------------------------------

        "A.- Mr. RAMON EGURBIDE recognizes that during the course of his work with CENTRAL DE COMPRAS he shall necessarily have access to, and use, "Confidential Information" (which shall be determined later) and CENTRAL DE COMPRAS' confidential records. Mr. RAMON EGURBIDE, during the duration of this contract or at any later time, directly or indirectly, shall not use for his own purposes or for the benefit of any person or entity other than CENTRAL DE COMPRAS, or otherwise disclose, any "confidential information" to any person or entity, except if the disclosure has been authorized in writing by CENTRAL DE COMPRAS or is required by law.

        Mr. RAMON EGURBIDE understands that the term "confidential information" includes, but is not limited to, the following:

            a) the name and address of any CENTRAL DE COMPRAS client, vendor or any information referring to the transactions or relations of any CENTRAL DE COMPRAS client, vendor, or any partner, advisors, executives, or agents of CENTRAL DE COMPRAS.

            b) any information referring to any product, technology, or process employed by CENTRAL DE COMPRAS but not generally known to its clients, vendors, or competitors, either in development or under testing by CENTRAL DE COMPRAS but not offered at that time generally to clients or vendors;

            c) any information referring to CENTRAL DE COMPRAS' software, information systems, price-setting or marketing methods, sales margins, production costs, materials costs, capital structure, business results, loan agreements, or business plans;

            d) any information that is generally considered as confidential or property of any business line initiated by CENTRAL DE COMPRAS.

            e) any CENTRAL DE COMPRAS business plans, budgets, advertising, or marketing plans whatsoever.

            f) any information contained in any of the written or oral policies and procedures and manuals;

            g) any information that belongs to CENTRAL DE COMPRAS' clients, vendors, or any other person or entity that CENTRAL DE COMPRAS has agreed to keep confidential;

            h) any inventions, innovations, or improvements covered by this Contract;

            i) information on CENTRAL DE COMPRAS' salaries, personnel, and work.

            j) all materials relative to, or belonging to any of the foregoing, whether in a handwritten, printed, graphic, video, audio, electronic, or other type of format.

        B).- Mr. RAMON EGURBIDE recognizes that information that is not new or registered as copyright or patented may however be "confidential information."

        C).- The term "confidential information" does not include information known to Mr. RAMON EGURBIDE prior to his work for CENTRAL DE COMPRAS or information generally available and known to the public or information that is or becomes available to Mr. RAMON EGURBIDE on a non-confidential basis from a source other than CENTRAL DE COMPRAS or its advisors, executives, employees, or agents.

        D) All "confidential information" is and shall be the exclusive property of CENTRAL DE COMPRAS during the period of the duration of this contract and afterwards. After the contract's termination for any reason, Mr. RAMON EGURBIDE may not retain any of CENTRAL DE COMPRAS' "confidential information" and shall quickly return any of CENTRAL DE COMPRAS' "confidential information" in his possession to CENTRAL DE COMPRAS.

        E) All inventions, innovations, or improvements (including policies, processes, upgrades, software, ideas, and discoveries, whether they be patents, copyrights, business trademarks, service marks, or others) conceived or produced by Mr. RAMON EGURBIDE, whether exclusively or jointly with others, in the course of his work, and any derivates whatsoever of any of said inventions, innovations, or improvements belong to CENTRAL DE COMPRAS. Mr. RAMON EGURBIDE shall immediately disclose in writing to the CENTRAL DE COMPRAS said inventions, innovations, or improvements in their entirety, and shall undertake all actions reasonably solicited by CENTRAL DE COMPRAS to establish and confirm ownership by CENTRAL DE COMPRAS, including, but not limited to, cooperation and assistance provided to CENTRAL DE COMPRAS to obtain patents, copyrights, commercial trademarks, or service marks for CENTRAL DE COMPRAS in the United States and in foreign countries. Mr. RAMON EGURBIDE agrees that any request submitted by Mr. RAMON EGURBIDE in the period of one year after the termination of his work in virtue of this contract, shall be assumed to be an invention that was executed during his work, except if he can provide evidence to the contrary to the satisfaction of CENTRAL DE COMPRAS.

        FOURTH.- NOTICES.
        -----------------

        All notices or other communications required or contemplated through this Contract must be in writing and be sent by one of the following methods: (1) personal delivery, in which case delivery shall be considered to be the day of delivery; (2) certified or registered mail, prepaid mail, with acknowledgment of receipt requested, in which case the delivery date shall be considered to be the date in which it is officially registered as having been delivered to the addressee foreseen; or (3) next-day delivery by a recognized courier service, in which case the delivery shall be considered to have been the day of its receipt.

        FIFTH.- NON-COMPETE.
        --------------------

        Mr. RAMON EGURBIDE recognizes the highly competitive nature of CENTRAL DE COMPRAS' business and that access to CENTRAL DE COMPRAS' confidential records and "confidential information" makes him special and unique within the CENTRAL DE COMPRAS business sector. Mr. RAMON EGURBIDE recalls that during (i) the duration of this contract and (ii) the period starting on the work termination date ending one year after the contract's termination date (jointly, the "Coverage Time"), Mr. RAMON EGURBIDE, directly or indirectly, in his own name and in the name of any person or entity (i) shall not possess, operate, exploit, join with, participate in, invest in, or he shall be related or otherwise associated to, including as an executive, advisor, employee, independent contractor, shareholder, member, partner, consultant, advisor, agent, owner, "trustee," or investor, of any business located in the United States or the European Community which, directly or indirectly, commits him to a "Competitive Business"; (ii) shall not solicit, do business with, or shall not attempt to, or seek to do business which constitutes or is related to a "Competitive Business" with any person or entity who may have been a client, vendor, licensee, or strategic ally of CENTRAL DE COMPRAS during the previous two-year period; or (iii) shall not persuade or seek to persuade any client, supplier, vendor, licensee, or strategic ally to stop doing business or reduce the amount of business usually carried out or contemplate doing with CENTRAL DE COMPRAS; however, it is understood, that the ownership of 2% or less of the shares or other instruments of a company, whose shares are listed and/or negotiated on a stock exchange or its equivalent, including the Nasdaq Stock Market, shall not constitute non-fulfillment, as long as Mr. RAMON EGURBIDE does not have the power to control or manage the administration of, and is not otherwise associated with, said company. "Competitive Business" shall mean any business or entity involved in any business initiated by CENTRAL DE COMPRAS during the contract.

        Mr. RAMON EGURBIDE recalls that during the "Coverage Period" directly or indirectly, (i) he shall not solicit, develop, or shall not attempt to solicit or develop any of the employees, agents, consultants, or representatives

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        of CENTRAL DE COMPRAS to terminate their relationship with CENTRAL DE
        COMPRAS; or (ii) shall not solicit, encourage, contract, or attempt to solicit or encourage any employees, agents, consultants, or representatives of CENTRAL DE COMPRAS to convert themselves into employees, agents, representatives, or consultants of any other person or entity.

        SIXTH.- EXECUTABILITY.
        ----------------------

        Mr. RAMON EGURBIDE recognizes that, in virtue of his position, his services, and access to, and use of, confidential records and owner's information, any violation on his part of any of these commitments would cause immediate, material, and irreparable damage, which would not have any remedy to CENTRAL DE COMPRAS. Consequently, CENTRAL DE COMPRAS reserves itself the right to undertake pertinent legal actions for the purpose of limiting any violation or threat of violation of any commitment.

        SEVENTH.- TRANSFER OF CONTRACT:
        -------------------------------

        This Contract is a personal contract, which requires the provision of services by Mr. RAMON EGURBIDE only.

        EIGHTH.- WAIVERS.
        -----------------

        No waiver by either party for any non-fulfillment in accordance with this Contract shall be considered to have been extended to any previous or subsequent non-fulfillment or shall not affect in any way whatsoever any derivative rights. A renunciation by either party of any non-fulfillment by the other party shall not operate as a waiver of any other non-fulfillment whether it be similar or different to the waived non-fulfillment. No lateness by CENTRAL DE COMPRAS or by Mr. RAMON EGURBIDE in the exercise of any of their respective rights or remedies shall operate as a waiver of said right.

        NINTH.- SEPARATION.
        -------------------

        If any stipulation of this Contract or its application to any person or circumstances is decided by a competent tribunal to be inapplicable by any measure, said stipulation shall be considered to be eliminated in the measure necessary to allow the remaining stipulations and the rest of this Contract to be executed. If any stipulation of this Contract, or any part of same, is considered to be inapplicable due to the scope or the duration of the stipulation or the area covered by same, the scope, duration, or area covered by said stipulation shall be reduced, or otherwise amended to make said stipulation applicable in the broadest measure allowed by law.

        The stipulations of this Contract in the sense that its terms require a later execution of the termination of the work of Mr. RAMON EGURBIDE in virtue of this [document], or of this Contract, shall survive said termination."

THIRD.- For the resolution of any dispute arising from the interpretation and/or fulfillment of this Contract, the parties submit themselves to the jurisdiction of the Courts and Tribunals of the city of Madrid, with express renunciation of any other jurisdiction which might be competent.

And in witness whereof, they read, approve, and sign this contract, in duplicate copies, in the city and on the date indicated above.



MR. RAMON EGURBIDE URIGOITIA GMAI AUCTENTIA CENTRAL DE COMPRAS, S.L.